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                                                                     Exhibit 5.2
                                                                     -----------

               [Letterhead of MidAmerican Energy Holdings Company]



May 11, 1999




MidAmerican Energy Holdings Company
666 Grand Avenue
P.O. Box 657
Des Moines, Iowa  50303-0657

Re:      MidAmerican Energy Holdings Company
         CalEnergy Capital Trust II
         Registration Statement on Form S-3 (File No. 333-30537)
         -------------------------------------------------------

Ladies and Gentlemen:

I am the Senior Vice President and General Counsel of MidAmerican Energy Holdings Company (the "Company"), an Iowa corporation and the successor to CalEnergy Company, Inc. ("CalEnergy"). This opinion is being furnished in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 3,600,000 6-1/4% Trust Convertible Preferred Securities (liquidation preference $50 per each of the Trust Convertible Preferred Securities) (the "Convertible Preferred Securities") representing undivided beneficial ownership interests in the assets of CalEnergy Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"); (ii) the 6-1/4% Convertible Junior Subordinated Debentures due 2012 (the "Convertible Junior Subordinated Debentures") of the Company, which may be distributed under certain circumstances to the holders of the Convertible Preferred Securities; (iii) the shares of common stock, without par value (the "Common Stock"), of the Company, issuable upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures; and
(iv) the Preferred Securities Guarantee (as defined below) of the Company.

The Convertible Preferred Securities were issued pursuant to an amended and restated declaration of trust, dated as of February 26, 1997 (the "Declaration") among CalEnergy, as sponsor, Steven A. McArthur, John G. Sylvia and Gregory E. Abel, as regular trustees, The Bank of New York (Delaware), as Delaware trustee, and The Bank of New York, as property trustee, and are guaranteed by the Company as to the payment of distributions and as to payments on liquidation, redemption and otherwise pursuant to a Preferred Securities Guarantee Agreement, dated as of February 26, 1997 (the "Preferred Securities Guarantee"),


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MidAmerican Energy Holdings Company
CalEnergy Capital Trust II
May 11, 1999
Page 2



between CalEnergy and The Bank of New York, as trustee. The proceeds from the sale by the Trust of the Convertible Preferred Securities were invested in the Convertible Junior Subordinated Debentures, which were issued pursuant to an Indenture, dated as of February 26, 1997, between CalEnergy and The Bank of New York, as trustee, as amended by the First Supplemental Indenture thereto, dated as of March 12, 1999, between the Company and The Bank of New York, as trustee (as so amended, the "Indenture").

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-3, as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") under the Act on July 1, 1997, as amended by Amendment No. 1 thereto filed with the Commission on July 24, 1997, and as further amended by Post-Effective Amendment No. 1 thereto filed with the Commission on the date hereof (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"), relating to the Convertible Preferred Securities, the Preferred Securities Guarantee, the Convertible Junior Subordinated Debentures and the Common Stock; (ii) an executed copy of the Declaration filed as an exhibit to the Registration Statement; (iii) the form of the Common Stock certificate; (iv) the Amended and Restated Articles of Incorporation, as amended, of the Company as currently in effect; (v) the Amended and Restated By-laws of the Company as currently in effect; (vi) an executed copy of the Preferred Securities Guarantee filed as an exhibit to the Registration Statement; (vii) the form of Convertible Preferred Securities filed as an exhibit to the Registration Statement and a specimen certificate thereof; (viii) the designation of the terms of the Convertible Preferred Securities; (ix) the form of the Convertible Junior Subordinated Debentures filed as an exhibit to the Registration Statement and a specimen certificate thereof; (x) an executed copy of the Indenture; (xi) an executed copy of the Registration Rights Agreement, dated February 26, 1997, by and among the Trust and Lehman Brothers Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchasers, filed as an exhibit to the Registration Statement and (xii) such other resolutions, corporate records and other certificates and documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company or the Trust, I have assumed that

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MidAmerican Energy Holdings Company
CalEnergy Capital Trust II
May 11, 1999
Page 3



such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, I have assumed that the shares of Common Stock to be issued upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures, if any, will be in the form reviewed by me. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

The opinions expressed herein are limited to the Federal laws of the United States of America and the laws of the State of Iowa, and I express no opinion with respect to the laws of any other country, state or jurisdiction.

Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock issuable upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures have been duly authorized and reserved for issuance upon conversion and, when certificates representing the Common Stock in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and are issued upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures, such shares of Common Stock will be validly issued, fully paid and nonassessable.

This letter is being delivered to you in my capacity as the Senior Vice President and General Counsel of the Company and addresses matters only as of the date hereof and is solely for the benefit of the addressees hereof and may not be relied upon in any manner by any other person without my prior written consent. I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and for no other purpose. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement and in the related Prospectus. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ John A. Rasmussen, Jr.

John A. Rasmussen, Jr.
Senior Vice President
and General Counsel